Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of Computer Software Innovations, Inc. of our report, dated March 24, 2011 related to the consolidated financial statements of Computer Software Innovations, Inc. as of and for the years ended December 31, 2009 and 2010, appearing in the Computer Software Innovations, Inc. 2010 Annual Report on Form 10-K.

/s/ Elliott Davis, LLC

Greenville, South Carolina
April 19, 2011